PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 28,	July 29,	July 28,	July 29,
	2013	2012	2013	2012
Net sales	$109,652	$116,616	$316,171	$346,220
Costs and expenses:
Cost of sales	(82,574)	(84,312)	(243,206)	(258,598)
Selling, general and administrative	(12,068)	(11,784)	(35,286)	(35,311)
Research and development	(4,985)	(5,221)	(14,380)	(14,106)
Consolidation, restructuring and related charges	-	(7)	-	(1,182)
Operating income	10,025	15,292	23,299	37,023
Other expense, net	(972)	(767)	(2,479)	(2,143)
Income before income tax provision	9,053	14,525	20,820	34,880
Income tax provision	(2,689)	(3,258)	(6,155)	(9,242)
Net income	6,364	11,267	14,665	25,638
Net income attributable to noncontrolling interests	(424)	(317)	(1,539)	(1,603)
Net income attributable to Photronics, Inc. shareholders	$5,940	$10,950	$13,126	$24,035
Earnings per share:
Basic	$0.10	$0.18	$0.22	$0.40
Diluted	$0.10	$0.16	$0.21	$0.37
Weighted average number of common shares
outstanding:
Basic	60,746	60,121	60,505	60,008
Diluted	66,177	76,436	61,478	76,460